As filed with the Securities and Exchange Commission on September 2, 1999

                                                 Registration No. 333-_____
	___________________________________________________________________________

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                      _________________________________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                      _________________________________

                         BOISE CASCADE CORPORATION
          (Exact name of registrant as specified in its charter)

           Delaware                                      82-0100960
	(State or other jurisdiction of                       (I.R.S. Employer
	 incorporation or organization)                      Identification No.)

     1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001
            (Address of Principal Executive Offices) (Zip Code)
                      _________________________________

                         BOISE CASCADE CORPORATION
             1995 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN
                          (Full title of the plan)
                      _________________________________

                             JOHN W. HOLLERAN
         Senior Vice President, Human Resources, & General Counsel
                         Boise Cascade Corporation
                            Post Office Box 50
                          Boise, Idaho 83728-0001
                  (Name and address of agent for service)
                      _________________________________

                               208/384-6161
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
___________________________________________________________________________
                                      Proposed     Proposed
                                      Maximum      Maximum
                                      Offering     Aggregate    Amount of
Title of Securities   Amount to       Price per    Offering    Registration
 To be Registered   be Registered       Share      Price(1)       Fee(1)
___________________________________________________________________________
Common Stock,      100,000 shares )
$2.50 par value                   )
                                  ) Indeterminable $3,700,000   $1,091.50
Stock Units to     Indeterminable )
be Credited to
Participants' Accounts
Under the Registrant's
1995 Executive Officer
Deferred Compensation Plan

Common Stock        100,000 shares      N/A           N/A           N/A
Purchase Rights(2)
___________________________________________________________________________
(1) The shares of Common Stock being registered will be issued in connection with the 1995 Executive Officer Deferred Compensation Plan. The aggregate offering price and registration fee have been calculated in accordance with 17 C.F.R. 230.457(h) and in accordance with Section 6(b) of the Securities Act of 1933. The average of the high and low prices for the Common Stock reported in the consolidated reporting system used for this purpose on August 31, 1999, was $37.00 per share.

(2) Rights are evidenced by certificates for shares of the Common Stock and automatically trade with such Common Stock.
___________________________________________________________________________

                         BOISE CASCADE CORPORATION
                           Cross-reference sheet

Item in           Page or Caption in 1995 Executive Officer Deferred
Form S-8          Compensation Plan Registration Statement

1........         Inapplicable

2........         Inapplicable

3........         Incorporation of Documents by Reference

4........         Description of Securities

5........         Interests of Named Experts and Counsel

6........         Indemnification of Directors and Officers

7........         Inapplicable

8........         Exhibits

9........         Undertakings

                  Incorporation of Documents by Reference

     The SEC allows us to "incorporate by reference" the information we file with them. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934:

     1.  Annual Report on Form 10-K for the year ended December 31, 1998;

     2. Interim Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;

     3. Definitive Proxy Statement dated March 11, 1999, used in connection with the Annual Meeting of Shareholders held on April 15, 1999; and

     4. The description of the company's common stock which appears on pages 19 to 22 of its Registration Statement on Form 10 filed with the SEC on April 5, 1965, and in the amendments thereto on Form 8 dated May 24, 1965, and March 4, 1986.

     You may request a copy of these filings, at no cost, by contacting us at the following:

                       Investor Relations Department
                         Boise Cascade Corporation
                                P.O. Box 50
                          Boise, Idaho 83728-0001
                              (208) 384-6390
                           e-mail:  bcweb@bc.com


                         Description of Securities

     The securities covered by this Registration Statement consist of a maximum of 100,000 shares of the company's common stock, together with the related common stock purchase rights. The registration of these shares will allow the common stock to be:

     (a) issued to a participant in accordance with the terms of the plan and his or her election under the Deferred Compensation Agreement;

     (b) transferred to the trustee of the company's Deferred Compensation and Benefits Trust in connection with a potential or actual change in control of the company as set out in the plan provisions; and

     (c) freely sold, transferred, or exchanged (without further registration) by the trustee or participant following any distribution under (a) or (b).

     The stock units covered by this Registration Statement are notional units credited to participants' accounts based on the amount of compensation elected to be deferred under this method, accrued dividends, and any company match. Each stock unit is equal in value to one share of the company's common stock.


                  Interests of Named Experts and Counsel

     The audited financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report accompanying the statements. These financial statements are incorporated by reference in reliance upon the authority of that firm in giving such reports as experts in accounting and auditing.

     The legality of the issuance of the common stock is being passed upon for us by John W. Holleran, our Senior Vice President, Human Resources, and General Counsel. As of June 30, 1999, Mr. Holleran was the beneficial owner of 1,200 shares of our common stock and 915 shares of our Convertible Preferred Stock, Series D, in the Employee Stock Option Plan. Mr. Holleran holds options to purchase shares of our common stock under a company stock option plan and holds stock units under the 1995 Executive Officer Deferred Compensation Plan.


                 Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware authorizes the company to indemnify its directors and officers under specified circumstances. Our Restated Certificate of Incorporation and bylaws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers, and employees against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arise out of their status as directors, officers, or employees. The company has also entered into agreements with each director to indemnify him or her to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the above provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933. These provisions are, therefore, unenforceable.

     Our directors and officers are insured, under insurance policies maintained by the company, against certain expenses incurred in the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been directors or officers (subject to policy limitations).


                                 Exhibits

     Required exhibits are listed in the Index to Exhibits and are incorporated by reference.



                               Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)  Not applicable.

          (ii)  Not applicable.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.  Not applicable.

     5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999, incorporated by reference in Boise Cascade Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.


                                           /s/Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP

Boise, Idaho
September 2, 1999

                             Power of Attorney

     Each person whose signature appears below appoints George J. Harad and John W. Holleran, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.


                                Signatures

     Pursuant to the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boise, state of Idaho, on September 2, 1999.

                                  BOISE CASCADE CORPORATION


                                  By /s/George J. Harad
                                     George J. Harad
                                     Chairman of the Board and
                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 2, 1999.

           Signature                             Title


/s/George J. Harad                     Chairman of the Board and
   George J. Harad                      Chief Executive Officer
                                     (Principal Executive Officer)


/s/Theodore Crumley                    Senior Vice President and
   Theodore Crumley                     Chief Financial Officer
                                     (Principal Financial Officer)


/s/Thomas E. Carlile                  Vice President and Controller
   Thomas E. Carlile                 (Principal Accounting Officer)

           Signature                               Title

A Majority of the Directors


/s/George J. Harad                                Director
      George J. Harad

/s/Anne L. Armstrong                              Director
      Anne L. Armstrong

/s/Philip J. Carroll                              Director
      Philip J. Carroll

/s/Rakesh Gangwal                                 Director
      Rakesh Gangwal

/s/Edward E. Hagenlocker                          Director
      Edward E. Hagenlocker

/s/Robert K. Jaedicke                             Director
      Robert K. Jaedicke

/s/Donald S. Macdonald                            Director
      Donald S. Macdonald

/s/Gary G. Michael                                Director
      Gary G. Michael

/s/Paul J. Phoenix                                Director
      Paul J. Phoenix

/s/A. William Reynolds                            Director
      A. William Reynolds

/s/Francesca Ruiz de Luzuriaga                    Director
      Francesca Ruiz de Luzuriaga

/s/Jane E. Shaw                                   Director
      Jane E. Shaw

/s/Frank A. Shrontz                               Director
      Frank A. Shrontz

/s/Ward W. Woods, Jr.                             Director
      Ward W. Woods, Jr.



Dated:  September 2, 1999

                             INDEX TO EXHIBITS
                     Filed With Registration Statement
                                on Form S-8
                           _____________________

Number                        Description                    Page Number

4            Boise Cascade Corporation 1995 Executive
             Officer Deferred Compensation Plan, as
             amended through December 10, 1998, and
             Restated June 8, 1999

5            Opinion of John W. Holleran, Senior Vice
             President, Human Resources, and General
             Counsel for the Company

15           Inapplicable

23.1         Consent of Independent Public Accountants
             (included in Registration Statement)

23.2         Consent of Counsel (included in Exhibit 5)

24           Power of Attorney (included on signature page)

99           Inapplicable